Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	G. George Lu
508-624-4948

2020 CHINACAP ACQUIRCO, INC.

COMMON STOCK AND WARRANTS TO TRADE SEPARATELY

ON DECEMBER 3, 2007

NEW YORK, NEW YORK, November 30, 2007 — 2020 Chinacap Acquirco, Inc. (AMEX:TTY) (the “Company”) announced today that Morgan Joseph & Co. Inc., the representative of the underwriters for its initial public offering of units, has notified it that commencing on December 3, 2007, the holders of the Company’s units may separately trade the common stock and warrants included in such units. The symbols for the common stock, warrants and units are TTY, TTY.WS and TTY.U, respectively.

The Company is a public acquisition company recently formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, an operating business that is either located in China, has its principal operations located in China, or would benefit from establishing operations in China.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.